UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2002

RTW, Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

0-25508	41-1440870
(Commission File Number)	(IRS Employer Identification No.)

8500 Normandale Lake Blvd., Suite 1400 Bloomington, MN	55437
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 952-893-0403

Item 4. Change in Registrant’s Certifying Accountant.
SIGNATURES

Item 4. Change in Registrant’s Certifying Accountant.

     Effective October 7, 2002, at the recommendation of the Audit Committee, RTW, Inc. (RTW or the “Company”) engaged Ernst & Young LLP (E&Y) as the independent certified public accountants for the Company. During the two most recent fiscal years and through October 7, 2002, RTW did not consult with E&Y with respect to the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of RTW, or any other matters or reportable events as set forth in Items 304 (a) (2) (i) and (ii) of the Securities and Exchange Commission’s Regulation S-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW, Inc.

Dated: October 7, 2002	By /s/ J. Alexander Fjelstad III J. Alexander Fjelstad III Chief Executive Officer (Principal Executive Officer)

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